EXHIBIT 99.2

STATE BANCORP, INC.
Declares Cash Dividend of $0.05 and Elects Richard Lashley to  Board of Directors

Jericho, N.Y., October 27, 2009 – The Board of Directors of State Bancorp, Inc. (NASDAQ-STBC), parent company of State Bank of Long Island, declared a cash dividend of $0.05 per share at its October 27, 2009 meeting. The cash dividend will be paid on December 16, 2009 to stockholders of record as of November 20, 2009.  Additionally, the Company approved the election of Richard Lashley to the Company's Board of Directors. The election of Mr. Lashley increases the membership of the Board of Directors to eleven. He will stand for shareholder re-election at the 2010 Annual Meeting.

Richard Lashley is the co-founder and co-owner of PL Capital, an investment management and advisory firm specializing in the banking industry that has been in existence since 1995. PL Capital is well known as a fierce advocate for shareholders’ rights and proper corporate governance, and is one of the Company’s largest shareholders. Prior to forming PL Capital, Mr. Lashley held several high-ranking positions with KPMG Peat Marwick, the nation's largest professional services firm serving banks and thrifts, including Managing Director in the Financial Services Corporate Finance Practice and Assistant to the Director of KPMG’s National Banking and Finance Practice. He has extensive experience working with the bank regulatory agencies, Securities and Exchange Commission, Financial Accounting Standards Board and American Institute of Certified Public Accountants (AICPA).  Mr. Lashley previously served as Assistant to the Chairman of the AICPA Savings Institution Committee in Washington, D.C.  He has extensive prior experience serving as a Director of other community banks and thrifts.

Mr. Lashley received a Bachelor of Science Degree in Business Administration from Oswego State University (1980) and an MBA degree from Rutgers University (1984). Mr. Lashley is a Certified Public Accountant in New Jersey (status inactive), the former Chairman of the Oswego State University School of Business Capital Campaign and a current member of the Rutgers University Business School Finance Advisory Board.

Commenting on this new appointment to the Board, Thomas M. O’Brien, President and CEO of State Bank stated, “I am very pleased to welcome Rich to our Board of Directors. His financial industry expertise will serve us well as we continue to build our Company. The challenges faced by corporate boards of directors during these turbulent economic times have never been greater and we look forward to working together with Rich as we aggressively face those challenges and increase long term shareholder value. Rich joins our board with an already solid foundation of knowledge of our company since he represents one of our largest and most interested shareholders.”

Regarding his appointment, Mr. Lashley said, “I am pleased to be joining the State Bancorp board and I welcome the opportunity to work with my fellow board members and management to contribute to successfully achieving the Company’s business goals and growth potential.”

In connection with Mr. Lashley’s election to the Board, the Company also entered into a Director Agreement, dated as of October 27, 2009, with Mr. Lashley, PL Capital LLC, John W. Palmer, and certain other affiliates.  The Director Agreement will be filed by the Company with the Securities and Exchange Commission as an exhibit to a current report on the Form 8-K.

State Bancorp, Inc. is the holding company for State Bank of Long Island.  In addition to its seventeen branches located in Nassau, Suffolk, Queens and Manhattan, the Bank maintains its corporate headquarters in Jericho.  The Bank has built a reputation for providing high-quality personal service to meet the needs of our diverse customer base which includes commercial real estate owners and developers, small to middle market businesses, professional service firms, municipalities and consumers. The Bank maintains a web site at www.statebankofli.com with corporate, investor and branch banking information.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Words such as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “is confident that,” and similar expressions are intended to identify forward-looking statements.  The forward-looking statements involve risk and uncertainty and a variety of factors that could cause the Company’s actual results and experience to differ materially from the anticipated results or other expectations expressed in these forward-looking statements. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors that could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in: market interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, the quality and composition of the loan and lease or investment portfolios, demand for loan and lease products, demand for financial services in the Company’s primary trade area, litigation, tax and other regulatory matters, accounting principles and guidelines, other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing and services and those risks detailed in the Company’s periodic reports filed with the SEC.  Investors are encouraged to access the Company’s periodic reports filed with the SEC for financial and business information regarding the Company at www.statebankofli.com. The Company undertakes no obligation to publish revised events or circumstances after the date hereof.

Contact:
Deborah A. Kendric, Director of Corporate Communications
516-495-5050, dkendric@statebankofli.com